SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 8/31/2006
FILE NUMBER 811-9913
SERIES NO.: 7


74U.    1 Number of shares outstanding (000's Omitted)
          Class A                                              97
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                                              63
          Class C                                              62
          Class R                                              60
          Institutional Class                                  60


74V.    1 Net asset value per share (to nearest cent)
          Class A                                         $ 10.19
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                                         $ 10.16
          Class C                                         $ 10.16
          Class R                                         $ 10.18
          Institutional Class                             $ 10.20